EXHIBIT 99.1


FOR IMMEDIATE RELEASE

Investor Relations Contact:                           Media Relations Contact
Fabrice Klein                                         Mike Neumeier
404-260-2537                                          404-260-2649
fklein@interland.com                                  mneumeier@interland.com
--------------------


                        INTERLAND REPORTS RECORD RESULTS

    PRIMARY FINANCIAL GOAL ACHIEVED: COMPANY GENERATES $3.6 MILLION POSITIVE
                        EBITDA1 FOR FOURTH QUARTER 2003

ATLANTA, October 15, 2003 - Interland, Inc. (Nasdaq: INLD), a leading provider of business-class Web hosting and online services to small and medium businesses
(SMBs), today announced financial results for its fourth fiscal quarter and fiscal year, ended August 31, 2003.

"We are delighted to announce the achievement of our financial goal for FY2003 with the attainment of $3.6 million of positive EBITDA in the fourth quarter. We have improved our EBITDA performance from a loss of $13.2 million just 6 quarters ago by relentlessly executing on an aggressive acquisition and integration plan", said Joel J. Kocher, Interland's chairman and chief executive officer. "Now that we have scale and have established very attractive incremental margins, proving the value of our model and of our vision, we can confidently invest in growing our business by bringing the world of mainstream small business to the Web."

The company reported revenues of $27.3 million for the quarter and $106.6 million for fiscal year 2003, an increase of 4.9 percent over fiscal year 2002. Net loss from continuing operations was $5.9 million for the quarter equating to a loss of $0.40 per share on 14.8 million shares outstanding. Including discontinued operations, net loss for the quarter was $0.6 million, or $0.04 per share. Net loss for the fiscal year was $173.9 million, or $11.86 per share. The company reported its first quarter of positive EBITDA1 from continuing operations with $3.6 million in EBITDA for the period.

Allen L. Shulman, Interland's chief financial officer, said, "Our integration efforts resulted in more than $7 million in expense reductions in the fourth quarter compared to the first quarter, and in some $16 million in reductions compared to the first quarter of FY02, before the impact of the Hostcentric acquisition. Significant reductions in connectivity, facility, and labor costs arising from the closure of nine acquired data centers, and the successful relocation of close to 4,000 servers, made these savings possible."

This  quarter's  results  validate the  profitability  potential of  Interland's business model at scale. Even after net expenses of about $1 million attributable to the company's mainstream market growth initiative, the company produced $3.6 million in EBITDA, representing an EBITDA margin of more than 13%.



--------
1 EBITDA from continuing operations is a non-GAAP financial measure that is most directly comparable to the GAAP financial measure of Net Loss from continuing operations. Reconciliations of the non-GAAP measure to both Net Loss from continuing operations, as well as to Net Cash Used in Operating Activities, are attached.

The acquisition of Hostcentric, effective June 13, 2003, contributed revenues of $3.2 million and EBITDA of $0.6 million in the fourth quarter. No significant integration expenses related to the Hostcentric acquisition are expected.

CASH POSITION

Interland maintained a strong cash position while further reducing liabilities on its balance sheet. As of August 31, 2003, Interland's cash position, which includes cash and equivalents ($35.2 million), short term unrestricted investments ($16.3 million) and restricted investments ($18.6 million), was $70.1 million. The change in cash balances from last quarter consists of: cash used in operating activities during the quarter ($6.4 million), including payments of previously recorded liabilities of $1.8 million due to integration; repayments of debt and capital lease obligations ($3.3 million); cash used in the acquisition of Hostcentric ($1.4 million); capital expenditures ($3.1 million); and cash used in discontinued operations ($1.2 million).

ORGANIC GROWTH PHASE

The completion of the integration phase achieves a primary goal of Interland's strategy: the creation of a large integrated hosting business, at scale, and generating positive EBITDA. This accomplishment now enables the company to concentrate on the execution of its organic growth strategies, including reducing churn through customer-focused improvements in its infrastructure, processes and systems.

Organic growth in the core hosting business will be driven by the company's renewed focus on improving the Interland customer experience. "We recognize that the necessary relocation of servers has inconvenienced some of our customers, and has led to substantially higher churn rates among migrated customers", Kocher said. "It's not enough for us to be the biggest, we want to and intend to be the best." Accordingly, the company announces the launch of a broad, multi-million dollar initiative designed to enhance network security, self-service and live technical support. The company's scale and strong financial position should enable it to distance itself from its competition by making infrastructure investments that provide meaningful service level improvements at a substantially lower cost per customer.

Interland's most exciting growth initiative for fiscal 2004 and beyond is to make it easy and affordable for the more than 20 million mainstream small businesses to have the effective Web presence they want and need. Serving this segment represents a very attractive long-term growth, profitability and strategic opportunity. Coupled with its highly efficient hosting platform, Interland's unique suite of website development tools enables it to profitably provide a low-cost professional Web presence to small businesses. The company plans to increase its investment in this area, going to market with a broad array of products, services and distribution channels, including those targeted at the general market as well as those tailored to specific verticals.

The company made further progress in its program of mainstream market direct sales testing in the fourth quarter, confirming this Spring's encouraging preliminary results, and leading to the transition from testing to production. Overall, the company devoted about $1.0 million in the fourth quarter to the mainstream market, and expects a net expenditure of about $1.5 million in the first quarter.

FUTURE GUIDANCE

In fiscal year 2004, the company expects to invest heavily in its organic growth initiatives while maintaining positive EBITDA for the first quarter and the year as a whole, on flat to slightly higher revenues. The level of EBITDA will be primarily dependent upon the amount and timing of the investments the company elects to make.

The company anticipates about $10 million in depreciation and amortization expenses each quarter, resulting in a net loss in each quarter and the fiscal year.

Over the course of the year, the company expects to devote about $6 million in capital expenditures to its mainstream and customer satisfaction initiatives. The company's other capital expenditures, primarily for new servers and related equipment, are expected to remain at about $1.5 million each quarter.

CONFERENCE CALL

Interland will conduct a conference call today at 4:30 p.m. EST, accessible by calling 312-461-1932, no pass code necessary, or via the Internet at www.interland.com under the Investor Relations section. A replay of the conference call will also be available at 402-220-2306, passcode: 5866465, and at the Web site. The audio archive of the conference call on the website will be available for a period of at least one year.

ABOUT INTERLAND

Interland, Inc. (Nasdaq: INLD) is a leading Web hosting and online services company dedicated to helping small and medium businesses achieve success by providing the knowledge, services and tools to build, manage and promote businesses online. Interland offers a wide selection of online services, including standardized Web hosting, e-commerce, application hosting, and Web site development, marketing and optimization tools. For more information about Interland, please visit www.interland.com.

FORWARD-LOOKING STATEMENTS

Except for the historical information contained in this press release, statements in this press release may be considered forward-looking statements. These forward-looking statements include, but are not limited to: how far we have progressed in our strategic plan for our business; our ability to achieve our targeted operating budget for fiscal 2004; our belief that first quarter net expenditures for our mainstream market growth strategy will be about $1.5 million; our expectation that the completion of the Hostcentric integration will represent minor costs; our expectation about the amount of our operating loss and EBITDA in the first quarter and for fiscal year 2004; our forecast of capital expenditures in the fiscal year; our forecast for company cash, investments and restricted investments by the end of the fiscal year; and other statements concerning matters that are not historical facts. Actual results may differ materially from those contained in the forward-looking statements in this press release. Factors which could affect these forward-looking statements include but are not limited to: the ability to operate within budgeted expense, the ability of the company to improve customer satisfaction, reduce churn, and expand its customer base as planned, general economic conditions, the impact of competition, quarterly fluctuations in operating results, the loss of customers with failing businesses and customer churn in general, customer acceptance of new products and services, the possible lack of availability of our restricted investments, the retention of key employees, investments in new business opportunities, the company's ability to make infrastructure investments at a lower cost per customer than its competition, higher than expected costs of litigation and the impact of liabilities that could carry over from Micron Electronics' discontinued operations. Certain of these and other risks associated with Interland's business are discussed in more detail in its public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, and its proxy statement. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not undertake to update its forward-looking statements.

INTERLAND, INC.
CONSOLIDATED INCOME STATEMENTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

                                                 FOR THE THREE MONTHS ENDED                     FOR THE TWELVE MONTHS ENDED
                                          -----------------------------------------    ---------------------------------------------
                                              AUGUST 31,            AUGUST 31,             AUGUST 31,               AUGUST 31,
                                                 2003                  2002                   2003                     2002
                                          -------------------    ------------------    --------------------    ---------------------

Revenues                                   $          27,343      $         27,743       $         106,638       $         101,628

Operating costs and expenses:
   Network operating costs                             5,621                 8,509                  32,856                  34,586
   Sales and marketing                                 4,669                 4,945                  20,269                  26,826
   Technical support                                   4,191                 4,229                  15,709                  16,845
   General and administrative                          8,689                10,636                  40,948                  38,893
   Bad debt expense                                    1,544                 4,914                   7,335                  10,529
   Depreciation and amortization                       9,118                11,426                  56,708                  36,719
   Restructuring costs                                  (572)                 (338)                  5,072                  (1,324)
   Merger and integration costs                          (33)                  283                     494                   8,138
   Goodwill impairment                                     -                     -                  89,928                       -
   Intangible asset impairment                             -                     -                  13,868                       -
   Other expense (income), net                          (343)                  (64)                  1,286                     681
                                          -------------------    ------------------    --------------------    ---------------------
   Total operating costs and expenses                 32,884                44,540                 284,473                 171,893
                                          -------------------    ------------------    --------------------    ---------------------
Operating loss                                        (5,541)              (16,797)               (177,835)                (70,265)
Interest income (expense), net                          (404)                  458                    (327)                    752
                                          -------------------    ------------------    --------------------    ---------------------
Loss from continuing operations before
  taxes                                               (5,945)              (16,339)               (178,162)                (69,513)
Income tax benefit (expense)                               -                    (1)                   (629)                 64,241
                                          -------------------    ------------------    --------------------    ---------------------
Net loss from continuing operations                   (5,945)              (16,340)               (178,791)                 (5,272)
                                          -------------------    ------------------    --------------------    ---------------------
Gain (Loss) from discontinued
  operations, net of tax                               5,393                (1,459)                  4,911                  (6,021)
                                          -------------------    ------------------    --------------------    ---------------------
Net loss                                   $            (552)     $        (17,799)      $        (173,880)      $         (11,293)
                                          ===================    ==================    ====================    =====================

Net income (loss) per share, basic and
  diluted:
   Continuing operations                   $           (0.40)     $          (1.18)      $          (12.19)                $ (0.38)
   Discontinued operations                              0.36                 (0.11)                   0.33                   (0.44)
                                          -------------------    ------------------    --------------------    ---------------------
                                           $           (0.04)     $          (1.29)      $          (11.86)                $ (0.82)
                                          ===================    ==================    ====================    =====================

Number of shares used in per share
  calculation:
     Basic and diluted                                14,794                13,817                  14,668                  13,739

INTERLAND, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

                                                                       AS OF
                                                    -------------------------------------------
                                                       AUGUST 31,                AUGUST 31,
                                                          2003                      2002
                                                    ------------------       ------------------
Assets

  Cash and cash equivalents                         $           35,255          $        62,693
  Short term investments                                        16,300                   43,388
  Receivables, net                                               5,160                    9,139
  Income taxes recoverable                                         612                    2,019
  Other current assets                                           3,210                    3,292
  Restricted investments                                           362                    6,894
                                                    ------------------       ------------------
Total current assets                                            60,899                  127,425
                                                    ------------------       ------------------

  Restricted investments                                        18,264                   27,409
  Property plant and equipment, net                             35,935                   59,058
  Goodwill                                                      66,646                  120,011
  Intangibles, net                                              24,791                   53,250
  Investments held to maturity                                       -                    7,512
  Other assets                                                     507                      613
                                                    ------------------       ------------------
Total assets                                        $          207,042       $          395,278
                                                    ==================       ==================

Liabilities and shareholders' equity
  Accounts payable                                  $            1,488       $            3,918
  Accrued expenses                                              23,655                   30,364
  Current portion of long-term debt and capital
    lease obligations                                           10,845                   19,157
  Deferred revenue                                              10,991                   19,629
                                                    ------------------       ------------------
Total current liabilities                                       46,979                   73,068
                                                    ------------------       ------------------

  Long-term debt and capital lease obligations                   1,654                   12,009
  Deferred revenue, long-term                                      354                    1,195
  Other liabilities                                              5,397                   11,276
                                                    ------------------       ------------------
Total liabilities                                               54,384                   97,548
                                                    ------------------       ------------------

Shareholders' equity
  Common stock, $.01 par value, authorized 21 million
    shares, issued and outstanding 14.8 million and
    14.1 million shares, respectively                              164                    1,413
  Additional capital                                           322,523                  296,949
  Warrants                                                       4,990                    1,690
  Deferred compensation                                         (1,046)                  (2,228)
  Note receivable from shareholder                              (2,735)                  (2,735)
  Retained earnings / (accumulated deficit)                   (171,238)                   2,641
                                                    ------------------       ------------------
Total shareholders' equity                          $          152,658       $          297,730
                                                    ------------------       ------------------

Total liabilities and shareholders' equity          $          207,042       $          395,278
                                                    ==================       ==================

INTERLAND, INC. CONSOLIDATED
RECONCILIATION OF NET LOSS TO NET CASH PROVIDED BY (USED IN) OPERATING
ACTIVITIES
(IN THOUSANDS)
(UNAUDITED)

                                                        QUARTER ENDED                            TWELVE MONTHS ENDED
                                          ------------------------------------------    --------------------------------------
                                              AUGUST 31,              AUGUST 31,           AUGUST 31,           AUGUST 31,
                                                 2003                    2002                 2003                 2002
                                          --------------------     -----------------    ------------------    ----------------
Net loss                                   $             (552)      $       (17,799)     $       (173,880)     $      (11,293)
                                          --------------------     -----------------    ------------------    ----------------
  Depreciation and amortization                         9,118                11,426                56,708              36,719
  Interest expense (income)                               404                  (458)                  327                (752)
  Income tax (benefit) expense                              -                     1                   629             (64,241)
  Discontinued operations                              (5,393)                1,459                (4,911)              6,021
                                          --------------------     -----------------    ------------------    ----------------
EBITDA from continuing operations          $            3,577       $        (5,371)     $       (121,127)     $      (33,546)
                                          ====================     =================    ==================    ================
  Interest income / (expense)                            (404)                  458                  (327)                752
  Provision for bad debts                               1,544                 4,914                 7,335              10,529
  Loss on the sale of assets                               63                                       1,641
  Goodwill and intangble impairment                                                               103,796
  Other non-cash adjustments                              192               (19,262)                2,189               4,271
  Income tax benefit (expense)                              -                    (1)                 (629)             64,241
  Changes in assets and liabilities:
   Income tax recoverable                                   -                 1,069                   778              19,008
   Receivables, net                                     1,311                 6,828                (2,313)             (9,407)
   Restricted investments - short-term                                       (6,560)
   Other current assets                                   265                  (391)                  742                 139
   Accounts payable, accrued expenses, and
     deferred revenue                                 (12,938)               13,109               (25,360)            (23,481)
                                          --------------------     -----------------    ------------------    ----------------
Net cash provided by (used in)
  operating activities                     $           (6,390)      $        (5,207)     $        (33,275)     $       32,506
                                          ====================     =================    ==================    ================





INTERLAND, INC.
EBITDA MARGIN CALCULATION
(IN THOUSANDS)
(UNAUDITED)
                                                        QUARTER ENDED
                                                         AUGUST 31,
                                                            2003
                                                    ---------------------

     Revenues                                                 $   27,343

     EBITDA from continuing operations                        $    3,577
                                                    =====================

     EBITDA Margin                                                13.08%

HOSTCENTRIC
RECONCILIATION OF NET LOSS TO NET CASH PROVIDED BY (USED IN) OPERATING
ACTIVITIES
(IN THOUSANDS)
(UNAUDITED)

                                                                 QUARTER ENDED
                                                              ------------------
                                                                   AUGUST 31,
                                                                      2003
                                                              ------------------

Net loss                                                       $          (806)
                                                              ------------------
     Depreciation and amortization                                       1,361
     Interest expense (income)                                              58
     Income tax (benefit) expense                                            -
     Discontinued operations                                                 -
                                                              ------------------
EBITDA from continuing operations                              $           613
                                                              ==================

     Interest income / (expense)                                           (58)
     Provision for bad debts                                                26
     Loss on the sale of assets
     Goodwill and intangble impairment
     Other non-cash adjustments
     Income tax benefit (expense)                                            -
     Changes in assets and liabilities:
      Income tax recoverable                                                 -
      Receivables, net                                                     627
      Restricted investments - short-term
      Other current assets                                                 (29)
      Accounts payable, accrued expenses, and
        deferred revenue                                                (1,218)
                                                              ------------------
Net cash provided by (used in) operating activities            $           (39)
                                                              ==================





EBITDA from continuing operations is defined as net income from continuing operations less (i) provision for income taxes, (ii) interest income or expense, and (iii) depreciation and amortization. EBITDA is not an indicator of financial performance under generally accepted accounting principals and may not be comparable to similarly captioned information reported by other companies. In addition, it does not replace net income (loss), operating income (loss), or cash flow from continuing operations as indicators of operating performance. The effect of taxes and interest on Interland's net loss is not significant, but depreciation and amortization, primarily as a result of acquisitions, is significant. The Company believes that measuring the performance of the business without regard to non-cash depreciation and amortization can make trends in operating efficiencies more readily apparent.